UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Santander Consumer USA Holdings Inc. (the “Company”) will be delayed in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Form 10-Q”) beyond the August 15, 2016 extended filing date.

As previously disclosed by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2016, the Company is in the pre-filing submission process with the SEC’s Office of the Chief Accountant, regarding the Company’s accounting treatment for consideration of net discount in estimating the allowance for credit losses. The resolution of this and other accounting matters disclosed in the Form 12b-25 is expected to impact prior period financial statements. The Company will file the Form 10-Q as soon as possible.

The Company has reviewed all critical relationships and does not foresee a material interruption in or change to normal business activities related to the delayed filing. In addition, the aforementioned accounting matters relate only to non-cash items in our financial statements. If the outcome of the pre-filing submission process is consistent with the Company’s proposed accounting treatment, the Company expects to file its Form 10-Q immediately.

The Company informed the New York Stock Exchange (“NYSE”) on August 15, 2016, that the Company was not in compliance with NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Form 10-Q. The Company will have six months, from August 15, 2016, to file its Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to such date by filing the Form 10-Q with the SEC. If the Company fails to file its Form 10-Q prior to such date, then the NYSE may grant, at its discretion, a further extension of up to six additional months, depending on the specific circumstances.

Item 8.01. Other Events.

Stockholders or other interested parties desiring to communicate with our Board of Directors, with our non-management directors, with our Chairman of the Board or the chair of any of our board committees or with any individual director may do so in writing to Santander Consumer USA Holdings Inc., Attn: (name of Board member(s)), c/o Office of the Secretary, 1601 Elm Street, Suite 800, Dallas, Texas 75201, or by e-mail c/o Office of the Secretary at corporate.secretary@santanderconsumerusa.com

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, the Company’s statements regarding the anticipated timing of filing of its Quarterly Report on Form 10-Q. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q and our Quarterly Reports on Form 10-Q filed by us with the SEC. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to, the timing and outcome of the pre-filing submission process with the SEC described in this Form 8-K; any further delay in the filing of the Form 10-Q; the further suspension of our eligibility to use Form S-3 registration statements until we have timely filed our SEC periodic reports for a period of twelve months, which may increase the time and resources we need to expend if we choose to access the public capital markets; the impact on any previously reported financial statements; additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Form 8-K. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: August 15, 2016

	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Senior Chief Legal Officer